                                                     Filing under Rule 424(b)(3)
PRICING SUPPLEMENT                                            File No. 333-76155


                           PROSPECTUS SUPPLEMENT NO. 9
                             DATED NOVEMBER 14, 2001
                       TO PROSPECTUS DATED APRIL 30, 1999

                       VIRGINIA ELECTRIC AND POWER COMPANY
                MEDIUM-TERM NOTES, SERIES G - VARIABLE RATE NOTE
                     DUE 9 MONTHS OR MORE FROM DATE OF ISSUE


PRESENTING AGENT:    LEHMAN BROTHERS
                     ---------------

ACTING AS:       AGENT (X)   PRINCIPAL (   )

IF ACTING AS AGENT, NOTES WILL BE SOLD AT 100% OF PRINCIPAL
                                          ----

IF ACTING AS PRINCIPAL, NOTES WILL BE RESOLD TO THE PUBLIC AT:

                        (   ) A FIXED PRICE OF    % OF PRINCIPAL
                                               ---
                        (   ) VARYING PRICES BASED ON MARKET RATES


     Principal Amount..........................................................  $120,000,000
     Presenting Agent's Commission.............................................  $    300,000
     Net Proceeds to the Company...............................................  $119,700,000
     Base Interest Rate/Index Maturity.........................................  3-Month LIBOR
     Spread or Spread Multiplier...............................................  Plus 50 basis points
     Initial Interest Rate (including spread)..................................  2.60%
     Interest Reset Dates and Interest Payment Dates...........................  Each March 17, June 17, September 17 and
                                                                                 December 17, beginning December  17, 2001
     Interest Determination Dates..............................................  Second London Business Day preceding each Interest Reset Date
     Original Issue Date.......................................................  November 19, 2001
     Stated Maturity...........................................................  December 16, 2003
     CUSIP.....................................................................  92781FBT4
     Calculation Agent.........................................................  The Chase Manhattan Bank
     Specified Currency (U.S. Dollars unless noted)............................
     Authorized Denominations (if other than U.S. $1000
        and integer multiples thereof).........................................
     Initial Redemption Date...................................................         n/a
     Initial Redemption Percentage.............................................         n/a
     Annual Redemption Percentage Reduction....................................         n/a
     Limitation Date...........................................................         n/a
     Refunding Rate............................................................         n/a
     Additional Terms (if any).................................................         n/a

          (X) BOOK ENTRY NOTE       (   ) CERTIFICATED NOTE